SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: November 25, 1998
                        (Date of earliest event reported)


                              NATHAN'S FAMOUS, INC.
             (Exact Name of Registrant as Specified in its Charter)





        Delaware                    1-3189                  11-3166443
(State of Incorporation)         (Commission             (I.R.S. Employer
                                  File Number)          Identification No.)


 1400 Old Country Road, Westbury, New York                     11590
  (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number including area code          (516) 338-8500



------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits

     (a) Financial Statements of Business Acquired. The financial statements of Miami Subs Corporation are attached hereto.

     (b) Pro forma Financial Information. The required pro forma financial information is attached hereto.

     (c) Exhibits.

          (3)   Consent of KPMG Peat Marwick LLP

                          Independent Auditors' Report



The Board of Directors and Shareholders
Miami Subs Corporation:

We have audited the accompanying consolidated balance sheet of Miami Subs Corporation and subsidiaries as of May 31, 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Miami Subs
Corporation and subsidiaries as of May 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                               /s/ KPMG LLP



Fort Lauderdale, Florida
July 31, 1998, except as to note 12, which is as of January 15, 1999

                             MIAMI SUBS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  May 31, 1998



ASSETS
-------
CURRENT ASSETS
Cash and cash equivalents                         $ 3,457,000
Notes and accounts receivable - net                 1,743,000
Food and supplies inventories                         179,000
Other                                                  77,000
                                                  -----------
Total Current Assets                                5,456,000

Notes receivable                                    6,076,000
Property and equipment - net                       11,612,000
Intangible assets - net                             6,718,000
Other                                                 464,000
                                                  -----------
TOTAL                                             $30,326,000
                                                  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
Accounts payable and accrued liabilities          $ 4,276,000
Current portion of notes payable and
   capitalized lease obligations                    1,092,000
                                                  -----------
Total Current Liabilities                           5,368,000

Long-term portion of notes payable and
    capitalized lease obligations                   5,613,000
Deferred franchise fees and other
    deferred income                                 1,577,000
Accrued liabilities and other                       1,735,000


COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized
    12,500,000 shares                                 71,000
Additional paid-in capital                        24,777,000
Accumulated deficit                               (7,208,000)
                                                 -----------
                                                  17,640,000
Note receivable from sale of stock                  (563,000)
Treasury Stock                                    (1,044,000)
                                                 -----------
Total Shareholders' Equity                        16,033,000
                                                 -----------
TOTAL                                            $30,326,000
                                                 ===========

          See accompanying notes to consolidated financial statements.

                             MIAMI SUBS CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                         For the Year Ended May 31, 1998


REVENUES
--------
Restaurant sales                                $18,088,000
Revenues from franchised restaurants              4,293,000
Net gain from sales of restaurants                   25,000
Interest income                                     678,000
Other revenues                                      350,000
                                                -----------
Total                                            23,434,000
                                                -----------

EXPENSES
--------
Restaurant operating costs (including lease
   costs paid to Kavala, Inc. of $175,000)       17,138,000
General, administrative and franchise costs       3,336,000
Depreciation and amortization                     1,444,000
Interest expense                                    780,000
                                                -----------
Total                                            22,698,000
                                                -----------

Income before income taxes                          736,000
Provision for income tax                           (211,000)
                                                -----------
Net income                                      $   525,000
                                                ===========

Net income per share:
  Basic                                              $  .08
                                                     ======
  Diluted                                            $  .08
                                                     ======

Shares used in computing net income per share:
  Basic                                           6,780,000
                                                  =========
  Diluted                                         6,780,000
                                                  =========

          See accompanying notes to consolidated financial statements.

                             MIAMI SUBS CORPORATION
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                         For the Year Ended May 31, 1998

                                                          Additional                          Note
                             Common          Common        Paid-In       Accumulated      Receivable-      Treasury
                          Stock Shares    Stock Amount     Capital         Deficit       Stock Sale         Stock         Total
                          ------------    ------------   ------------    ------------    ------------     ---------       -----

Balance at May 31, 1997     7,061,085        $71,000      $24,777,000   $ (7,733,000)     $ (563,000)    $(1,044,000)  $15,508,000

Net income                                                                   525,000                                       525,000
                           -----------     -----------    -----------    ------------     ------------   ------------  -----------
Balance at May 31, 1998     7,061,085        $71,000      $24,777,000    $(7,208,000)     $ (563,000)    $(1,044,000)  $16,033,000
                           ===========     ===========    ===========    ============    ------------   ------------  -----------

See accompanying notes to consolidated financial statements.

                             MIAMI SUBS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         For the Year Ended May 31, 1998



OPERATING ACTIVITIES:
Net income                                         $  525,000
Adjustments to reconcile net income to net
  cash provided by operating activities:
Depreciation and amortization                       1,010,000
Amortization of intangible assets                     434,000
Net gain and franchise fees on sales of
  restaurants                                        (25,000)

Changes in assets and liabilities:
Decrease in accounts receivable                       21,000
Decrease in food and supplies inventories             13,000
Decrease in other assets                              83,000
Decrease in accounts payable and accrued
   liabilities                                      (415,000)
Decrease in deferred franchise fees and
   other deferred income                            (441,000)
                                                  ----------

Net Cash Provided By Operating Activities          1,205,000
                                                  ----------

INVESTING ACTIVITIES:
Purchase of property and equipment                  (264,000)
Proceeds from sales of restaurants                    20,000
Payments received on notes receivable                845,000
                                                  ----------
Net Cash Provided By Investing Activities            601,000
                                                  ----------

FINANCING ACTIVITIES:
Proceeds from borrowings                             425,000
Repayment of debt                                 (1,714,000)
                                                  ----------
Net Cash Used In Financing Activities             (1,289,000)
                                                  ----------

INCREASE IN CASH                                     517,000
CASH AT BEGINNING OF PERIOD                        2,940,000
                                                  ----------
CASH AT END OF PERIOD                             $3,457,000
                                                  ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest                              $784,000
Loans to franchisees in connection with sales
   of restaurants                                   $345,000
Acquisition of restaurants in exchange for
   notes receivable                               $1,814,000


          See accompanying notes to consolidated financial statements.

                             MIAMI SUBS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business
     -----------------------
     MIAMI SUBS CORPORATION (the "Company") operates and franchises quick service restaurants under the names "Miami Subs" and "Miami Subs Grill". At May 31, 1998, there were 191 restaurants operating in the Miami Subs system, of which 17 were operated by the Company and 174 were operated by franchisees. Eight of the Company operated restaurants and 122 of the franchised restaurants are located in Florida.

     Principles of Consolidation
     ---------------------------
     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

     Financial Statement Estimates
     -----------------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------
     Cash and cash equivalents includes cash on hand and on deposit, highly liquid instruments with maturities of three months or less, and unexpended marketing fund contributions of $970,000 at May 31, 1998.

     Franchise Operations
     --------------------
     In connection with its franchising operations, the Company receives initial franchise fees, development fees, royalties, contributions to marketing funds, and in certain cases, revenue from sub-leasing restaurant properties to franchisees. Initial franchise fees are recognized as income when substantially all services and conditions relating to the sale of the franchise have been performed or satisfied, which generally occurs when the franchised restaurant commences operations. Development fees are non-refundable and the related agreements require the franchisee to open a specified number of restaurants in the development area within a specified time period or the agreements may be canceled by the Company. Revenue from development agreements is deferred and recognized as restaurants in the development area commence operations on a pro rata basis to the minimum number of restaurants required to be open, or at the time the development agreement is effectively cancelled. Royalties, which are based upon a percentage of the franchisee's gross sales, are recognized as income when the fees are earned and become receivable and collectible. Revenue from sub-leasing properties to franchisees is recognized as income as the revenue is earned and becomes receivable and collectible. Sub-lease rental income is presented net of associated lease costs in the accompanying consolidated financial statements.

     Marketing contributions are offset against the related costs incurred. Contributions received in excess of expenditures are classified as current liabilities in the accompanying consolidated financial statements.

     Revenues from franchised restaurants for the year ended May 31, 1998 consist of the following:


               Royalties                         $3,687,000
               Franchise and development fees       598,000
               Sublease rental income (net)           8,000
                                                 ----------
               Total                             $4,293,000
                                                 ==========

    Sales of Restaurants
    --------------------
    Gains on the sale of restaurants are recorded as income when the sales are consummated and other conditions are met, including adequacy of down payment and the completion by the Company of its obligations under the contracts. Until such conditions are met, such gains are included in deferred income. Losses on the sale of restaurants are recognized at the time of sale.

    Food and Supplies Inventories
    -----------------------------
    Food and supplies inventories are stated at the lower of cost (first-in, first-out method) or market.

    Property and Equipment
    ----------------------
    Property and equipment are stated at cost less accumulated depreciation and amortization. Additions and renewals are charged to the property accounts and expenditures for maintenance and repairs are charged to operations as incurred. Depreciation and amortization are expensed on the straight-line method over the lesser of the lease term (including option periods) or the estimated useful lives of the assets.

    Intangible Assets
    -----------------
    Costs incurred to acquire the trademark and franchise rights to the Miami Subs concept and other intangibles, consisting principally of royalty rights acquired, are amortized over a twenty year period on a straight line basis.

    Restaurants acquired are accounted for under the purchase method and recorded at the estimated fair value of the equipment and building improvements acquired. The excess of cost over the fair value of the assets acquired, including goodwill if any, is amortized using the straight-line method over the remaining term of the underlying property leases, but not in excess of 20 years. At each balance sheet date, the Company evaluates the realizability of goodwill based upon expectations of operating income for each restaurant having a material goodwill balance. Should the Company determine it probable that future estimated undiscounted related operating income from any of its acquired restaurants will be less than the carrying amount of the associated goodwill, an impairment of goodwill would be recognized, and goodwill would be reduced to the amount estimated to be recoverable. The Company believes that no material impairment of goodwill exists at May 31, 1998.

    Accounting for the Impairment Of Long-Lived Assets
    --------------------------------------------------
    The Company accounts for the possible impairment of long-lived assets under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting For the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of." Under SFAS No. 121, the Company evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets, including intangible assets and goodwill, may be appropriate. When factors indicate that the carrying amount of an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss equal to the excess of the carrying amount over the fair value of the asset.

    Income Taxes
    ------------
    Income  taxes are  accounted  for  under  the  provisions  of  Statement  of
    Financial Accounting Standards No. 109, Accounting for Income Taxes ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the year that includes the enactment date.

    Employee Stock Options
    ----------------------
    As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for employee stock-based transactions under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and accordingly, no compensation cost has been recognized for stock options issued to employees in the consolidated financial statements.

    Net Income Per Share
    --------------------
    In February 1998, the Company adopted the provisions of SFAS No. 128, Earnings per Share, which establishes new guidelines for the calculation of earnings per share. Under SFAS 128, basic earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised. Diluted earnings per share is the same as basic earnings per share for the period presented since the exercise price of outstanding options and warrants to purchase common shares was greater than the average market price of the common shares.

    Disclosures About Fair Value of Financial Instruments
    -----------------------------------------------------
    The estimated fair value of financial instruments has been determined based on available information and appropriate valuation methodologies. The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term nature of the accounts. The fair value of long-term notes receivable and notes payable approximate the carrying value of such assets and liabilities as of May 31, 1998.

2.  NOTES AND ACCOUNTS RECEIVABLE

    Notes and accounts receivable at May 31, 1998 consist of the following:


    Notes receivable                                  $7,112,000
    Royalties and other receivables due from
     franchisees                                         666,000
     Other                                               229,000
                                                      ----------
     Total                                             8,007,000
     Less allowance for doubtful accounts               (188,000)
                                                      ----------
                                                       7,819,000
     Less notes receivable due after one year         (6,076,000)
                                                      ----------
     Notes and accounts receivable-current portion    $1,743,000
                                                      ==========

    Notes receivable at May 31, 1998, principally result from sales of restaurant businesses to franchisees and are generally guaranteed by the purchaser and collateralized by the restaurant businesses and assets sold. The notes are generally due in monthly installments of principal and interest, with interest rates ranging principally between 8% and 12%.

3.  PROPERTY AND EQUIPMENT

    Property and equipment at May 31, 1998 consist of the following:

    Land                                                 2,231,000
    Buildings and leasehold improvements                 7,919,000
    Furniture and equipment                              5,154,000
    Property held under capitalized leases                 632,000
    Property and equipment at cost                      15,936,000
    Less accumulated depreciation and amortization      (4,324,000)
                                                       -----------
    Property and equipment - net                       $11,612,000
                                                       ===========


4.  INTANGIBLE ASSETS

    Intangible assets at May 31, 1998 consist of the following:

     Trademark and franchise rights                     $2,774,000
     Excess of costs over fair value of net assets
        acquired                                         5,903,000
                                                        ----------
                                                         8,677,000
     Less accumulated amortization                      (1,959,000)
                                                        ----------
     Intangible assets - net                            $6,718,000
                                                        ==========



5.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Accounts payable and accrued liabilities at May 31, 1998 consist of the following:

     Accounts payable                                   $1,113,000
     Accrued wages and related liabilities                 459,000
     Accrued real estate and sales taxes                   564,000
     Legal and related                                     211,000
     Marketing fund contributions                          970,000
     Other                                                 959,000
                                                        ----------
     Total                                              $4,276,000
                                                        ==========

6.  NOTES PAYABLE AND CAPITALIZED LEASE OBLIGATIONS

    A summary of notes payable and capitalized lease obligations at May 31, 1998 is as follows:


Various notes  payable  to banks at prime  plus 1.5%  (10.0%  at May 31,  1998), secured by accounts and notes  receivable,  land,  restaurant  property and
     equipment and due in monthly payments through 2003                           $4,420,000

Note payable at 11.5%,  secured by five  restaurants  and equipment,  payable in
     equal monthly installments through 2001                                         744,000


8.75%-  11.5%  mortgages  and  notes  payable,  secured  by  various  restaurant properties and equipment and due in varying  monthly  installments  through
     2003                                                                            743,000



103/8% mortgage  note  payable,  secured by corporate  office  building,  due in
     monthly payments through 2007                                                   451,000

Note payable  at prime  plus 2.0%  (10.5% at May 31,  1998),  secured  by leased
     restaurant properties and equipment, due in monthly payments through 2001       160,000

Capitalized lease obligations                                                        187,000
                                                                                  ----------
Total                                                                              6,705,000

Less current portion                                                              (1,092,000)
                                                                                  ----------
Long-term portion                                                                 $5,613,000
                                                                                  ==========


    The above notes are secured by property and equipment with a book value of approximately $6,700,000 at May 31, 1998, and notes and accounts receivable of approximately $2,000,000.

    At May 31, 1998, the approximate annual maturities of notes payable and capitalized lease obligations for each of the five years ending May 31, 2003, are $1,092,000, $857,000, $3,076,000, $151,000 and $530,000,
    respectively, and $999,000 thereafter.

    Total interest costs incurred for the year ended May 31, 1998, was $780,000.


7.  DEFERRED FRANCHISE FEES AND OTHER DEFERRED INCOME

    Deferred franchise fees and other deferred income at May 31, 1998 consist of the following:



     Development fees                   $  390,000
     Franchise fees                        135,000
     Deferred gains and vendor rebates   1,052,000
                                        ----------
     Total                              $1,577,000
                                        ==========

8.  INCOME TAXES

    The primary components that comprise the deferred tax assets and liabilities at May 31, 1998 are as follows:

     Deferred tax assets:
        Accounts and notes receivable                 $    68,000
        Other liabilities and reserves                    796,000
        Deferred income and franchise deposits            142,000
        Other                                              75,000
        Net operating loss and other carry-forwards     2,604,000
                                                      -----------
        Total deferred tax assets                       3,685,000
                                                      -----------

     Deferred tax liabilities:
        Property and equipment                            466,000
        Intangible assets                                 217,000
        Other                                             241,000
                                                      -----------
        Total deferred tax liabilities                    924,000
                                                      -----------
     Subtotal                                           2,761,000
     Less valuation allowance                          (2,761,000)
                                                      -----------
     Net deferred tax assets                          $      -
                                                      ===========


    The net change in the valuation allowance for the year ended May 31, 1998 was a decrease of $494,000.

    At May 31, 1998, the Company had no deferred tax assets or liabilities reflected on its consolidated financial statements since net deferred tax assets are offset by a valuation allowance. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the level of historical operating results, scheduled reversal of deferred tax liabilities, and projected future taxable income in making this assessment.

    The difference between the actual tax provision and the tax provision by applying the statutory federal income tax rate at May 31, 1998 is attributable to the following:

     Statutory federal income tax rate             34.0%
     Intangible costs amortized                     4.9
     Other                                          1.8
     Operating losses utilized                    (14.8)
                                                  -----
     Effective income tax rate                     25.9%
                                                  =====

    At May 31, 1998, the Company's tax returns reflect net operating loss carry-forwards of approximately $6.4 million which are available to reduce future taxable income through 2012 (subject to limitations imposed under the Internal Revenue Code regarding changes in ownership which limits utilization of $2.8 million of the carry-forwards on an annual basis to approximately $340,000). The Company also has general business credit carry-forwards of approximately $274,000 which can be used to offset tax liabilities through 2010. The Company's federal income tax returns for fiscal years 1991 through 1996, inclusive, have been examined by the Internal Revenue Service, and the IRS has issued reports for such years reflecting substantial adjustments to previously filed tax returns. The Company has appealed many of the proposed adjustments. If the Company is not successful in its appeal, the Company's net operating loss carryovers would be substantially absorbed by the proposed adjustments and significant amounts of additional taxes, interest, and penalties would be due. The Company believes that the accruals that it has provided in connection with this matter are adequate.

9.  COMMITMENTS AND CONTINGENCIES

    The Company is the prime lessee under various land and building leases for restaurants operated by the Company and its franchisees. The leases generally have initial terms ranging from five to 20 years and usually provide for renewal options ranging from five to 20 years. Most of the leases contain escalation clauses and common area maintenance charges (including taxes and insurance). Certain of the leases require additional (contingent) rental payments if sales volumes at the related restaurants exceed specified limits. Base rent expense for Company operated restaurants for the year ended May 31, 1998 was approximately $1,561,000. Additional (contingent) rental payments were approximately $44,000 in 1998.

    The Company also owns or leases sites which it leases or subleases to franchisees. The Company remains liable for all lease costs when properties are subleased to franchisees. In addition, the Company guarantees the lease payments of certain franchised locations, aggregating approximately $173,000 for each of the next two years, and approximately $60,000 per year thereafter through 2014.

    The Company also subleases non-Miami Subs locations to third parties. Such subleases provide for minimum annual rental payments by the Company aggregating approximately $205,000 and expire on various dates through 2004 exclusive of renewal options.

    The Company's future minimum rental commitments and sublease rental income as of May 31, 1998 for all noncancellable capital and operating leases are as follows:

                                     Capital         Operating        Sublease
Fiscal Year                           Leases           Leases       Rental Income
-----------                          -------         ---------      -------------
1999                                 $113,000       $ 5,276,000      $ 3,808,000
2000                                   12,000         5,164,000        3,674,000
2001                                   12,000         4,999,000        3,485,000
2002                                   12,000         4,774,000        3,319,000
2003                                   12,000         4,232,000        2,944,000
Thereafter                             81,000        24,623,000       22,392,000
                                     --------       -----------      -----------
Total                                 242,000       $49,068,000      $39,622,000
                                                    ===========      ===========
Less amount representing interest     (55,000)
Present value of future minimum      --------
 lease payments                      $187,000
                                     ========

     The Company guarantees certain equipment financing for franchisees with a third party lender. The Company's maximum obligation for all loans funded by the lender as of May 31, 1998, was approximately $1,263,000.

     Litigation
     ---------
     In January, 1992, the Company filed a Petition for Declaratory Judgment against a third party seeking to dissolve an alleged joint venture between the Company and the third party. The third party opposed the dissolution, counterclaimed, and sought damages arising from amounts expended in developing new locations and lost profits from the termination of the joint venture. A bench trial was completed in April 1995, and the court subsequently awarded the defendant damages in the amount of $241,000 plus costs and attorney fees. The case was appealed by both the Company and the third party, and in November 1996, the appeal was argued before the Supreme Court of New Hampshire. In December 1997, the Supreme Court ruled in favor of the Company, vacated the damage award, reversed the award of attorney fees, and remanded to a trial court for a determination of damages for the alleged breach of fiduciary duty to the partnership. In May 1998, the trial court awarded the third party compensatory damages in the amount of $200,000, which is being appealed by the Company. The Company is fully accrued for this matter at May 31, 1998.

     In connection with the above case and the favorable resolution of other legal matters, in 1998 the Company reduced its legal accrual by $219,000.

     The Company and its subsidiaries are parties to various other legal actions arising in the ordinary course of business. The Company is vigorously contesting these actions and currently believes that the outcome of such cases will not have a material adverse effect on the Company.

10. STOCK OPTION PLAN AND WARRANTS

    The Company's stock option plan provides for the granting of non-qualified stock options for the purchase of up to 1,875,000 shares of common stock of the Company by directors, officers, employees and consultants. Under the terms of the plan, options may be granted for a term of up to 10 years at a price not less than the market value of the common stock on the date of grant.

     The following is a summary of stock option activity under the plan during the year ended May 31, 1998:


                                              Shares Under      Weighted Average
                                                Option          Price Per Share
                                              ------------      ----------------

          Balance at May 31, 1997              1,104,175             $11.96
            Granted and repriced                 487,500               3.00
            Exercised                               -                   -
            Cancelled                           (962,250)            $12.48
                                               ---------             ------
          Balance at May 31, 1998                629,425              $4.24
                                               =========             ======
          Options exercisable at May 31, 1998    629,425              $4.24
                                               =========             ======

    During 1998, 341,500 outstanding stock options at an average exercise price of $8.80 per share were amended to reduce the exercise price to $3.00 per share, representing the market value of the common stock at the time of the amendment.

    The Company accounts for employee stock options in accordance with the intrinsic value method prescribed in APB No. 25. Accordingly, no compensation cost is recognized at the time stock options are granted. Had employee compensation expense been determined based on the fair value at the grant date for options granted during the year ended May 31, 1998 consistent with the provisions of SFAS No. 123, net income (loss) would have been $(57,000), and basic and diluted net income (loss) per share would have been $ .00. The fair market value of each option grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: expected option term of 10 years; expected volatility of 58.2% in 1998; risk free interest rate of 6.75%; and zero dividend yield.

    At May 31, 1998, 102,400 options and 25,000 warrants are outstanding at average exercise prices of $8.64 and $24.00 per share, respectively.

11. RELATED PARTY TRANSACTIONS

    At May 31, 1998, the Company leased six restaurant properties from Kavala, Inc., a private company owned by the Company's then chairman of the board and chief executive officer, Gus Boulis. Rent expense for all leases between the Company and Kavala was $424,000 in 1998. Future minimum rental commitments due to Kavala at May 31, 1998 under existing leases was approximately $414,000 for each of the next four years, $337,000 for 2003, and $1,938,000 for all remaining years thereafter. The Company believes that rents charged under these leases are not materially different from the rents that would have been incurred or obtained from leasing arrangements with unaffiliated parties or on a stand alone basis.

    In February 1998, the Company entered into a management agreement with Boulis providing for the Company to manage an existing Miami Subs Grill restaurant owned by Boulis for a fee of 5.0% of the restaurant's gross restaurant sales. The agreement was terminated in June 1998 upon the sale of the restaurant to a third party franchisee.

    Mr. Bartsocas, who was an officer of the Company at May 31, 1998, was also an officer and director of Subies Enterprises, Inc. ("Subies"), a franchisee of the Company. Under an agreement which was entered into in 1991 between the Company and Subies, Subies paid a franchise fee of $5,000 for each of five restaurants developed by Subies, and Subies was exempt from paying royalty fees on the restaurants as long as the restaurants were owned by Subies. Three of the restaurants were subsequently sold to independent franchisees.

     Mr. Donald L. Perlyn, who has been an officer of the Company since 1990 and a director since 1997, was appointed president and chief operating officer of the Company in July 1998. Mr. Perlyn is also an officer and principal of

     DEMAC Restaurant Corp. which owns and operates a Miami Subs Grill restaurant in Florida. In connection with his appointment in July, Mr. Perlyn agreed to sell to the Company the Miami Subs restaurant owned by DEMAC for approximately $260,000. Mr. Perlyn was also indebted to the Company in the amount of $85,000 at May 31, 1998. The loan incurs interest at an interest rate of prime plus 1.5%, and is due in full in June 1999.

    In November 1997, an existing Miami Subs Grill restaurant owned by the Company was reopened as a co- branded unit with Arthur Treacher's, Inc. ("Treacher's"). Treacher's is operating and managing the restaurant pursuant to an agreement with the Company. Under the terms of the agreement, the Company and Treacher's share in the operating profits of the restaurant, and Treacher's has an option to acquire the restaurant from the Company. Mr. Bruce Galloway is a member of the board of directors of the Company and is Chairman of the Board of Treacher's.

    In March 1995, the Company's former chairman of the board and president exercised options to acquire 112,500 shares of common stock of the Company. As payment for the stock, the Company received a non-interest bearing note in the amount of $563,000 which is collateralized by the stock and due in full in January 1999.

12. SUBSEQUENT EVENTS

    On December 29, 1998, the Company's Board of Directors unanimously adopted a resolution to amend the Company's Articles of Incorporation to effect, as of the close of business on January 7, 1999, a one-for-four reverse stock split of the Company's common stock, pursuant to which each four shares of common stock were converted into one share of common stock. All amounts in the accompanying consolidated financial statements have been adjusted to reflect the reverse stock split. Prior to the reverse stock split, basic and diluted net income per share for the year ended May 31, 1998 was $ .02, which was based on average shares outstanding of 27,119,000.

    On January 15, 1999, the Company and Nathan's Famous, Inc. ("Nathan's") entered into a definitive merger agreement pursuant to which Nathan's has proposed to acquire all of the outstanding shares of common stock of the Company for shares of Nathan's common stock. The proposed merger is subject to certain conditions, including completion of due diligence, receipt of a fairness opinion, and approval by a majority of the shareholders of both Nathan's and Miami Subs. In November 1998, Nathan's acquired, in a private transaction, approximatley 30% of the outstanding common stock of the Company.

    Also in January 1999, the Company was served with a class action law suit which was filed against the Company, its directors and Nathan's in a Florida state court by a shareholder of the Company. The suit alleges that the proposed merger between the Company and Nathan's is unfair to the Company's shareholders and constitutes a breach by the defendants of their fiduciary duties to the shareholders of the Company. The plaintiff seeks among other things (i) class action status, (ii) preliminary and permanent injunctive relief against consummation of the proposed merger and (iii) unspecified damages to be awarded to the shareholders of the Company. The Company believes that the suit is without merit and intends to defend against it vigorously.

                      NATHAN'S FAMOUS, INC AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 27, 1998
                      (In thousands, except share amounts)

                                                  Nathan's
                                                   Famous       Pro Forma
                                                    Inc.       Adjustments    Pro Forma
                                                  --------     -----------    ---------

Current assets:
   Cash and marketable securities                 $   490                       $   490
   Marketable investment securities                 9,261         (4,260)(a)      5,001
   Franchise and other  receivables,  net           1,798                         1,798
   Inventory                                          328                           328
   Prepaid expenses and other current assets          226                           226
   Deferred income taxes                              566                           566
                                                  -------        -------        -------
          Total current assets                     12,669         (4,260)         8,409



Property and equipment, net                         6,562                         6,562
Intangible assets, net                             11,076                        11,076
Investment in affiliate                               ---          4,260(a)       4,260
Other assets, net                                     194                           194
                                                  -------        -------        -------
                                                  $30,501        $   -0-        $30,501
                                                  =======        =======        =======




Current liabilities:
   Accounts Payable                               $   887                       $   887
   Accrued  expenses  and other  current
    liabilities                                     4,168                         4,168
   Deferred  franchise  fees                          315                           315
   Current installment of obligations under capital
     leases                                            13                            13
                                                  -------        --------       -------
          Total current liabilities                 5,383             -0-         5,383
                                                  -------        --------       -------



Obligations under capital leases, net of current
     installments                                       3                             3
Other liabilities                                     181                           181
                                                  -------        --------       -------
          Total liabilities                         5,567             -0-         5,567
                                                  -------        --------       -------



Stockholders' equity:
   Common stock, $.01 par value - 20,000,000 shares
   Authorized,  4,722,216 issued and outstanding       47                            47
   Additional paid-in-capital                      32,412                        32,412
   Accumulated deficit                             (7,525)                       (7,525)
                                                  -------        --------       -------
          Total stockholders' equity               24,934             -0-        24,934
                                                  -------        --------       -------

                                                  $30,501             -0-       $30,501
                                                  -------        --------       =======

The accompanying notes are an integral part of these unaudited pro forma financial statements.

                      NATHAN'S FAMOUS, INC AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
        FOR THE TWENTY-SIX WEEKS ENDED SEPTEMBER 27, 1998 (In thousands, except share amounts)




                                                  Nathan's
                                                   Famous       Pro Forma
                                                    Inc.       Adjustments    Pro Forma
                                                  --------     -----------    ---------

Sales                                            $13,357                        $13,357
Franchise fees and royalties                       1,674                          1,674
License royalties                                    837                            837
Equity in income of affiliate                        -0-             156 (b)        156
Investment and other income                          119            (107)(c)         12
                                                 -------          ------        -------
     Total revenues                               15,987              49         16,036



Costs and expenses
   Cost of sales                                   8,147                          8,147
   Restaurant operating expenses                   2,908                          2,908
   Depreciation and amortization                     522                            522
   Amortization of intangible assets                 192                            192
   General and administrative                      2,466                          2,466
   Interest expense                                    1                              1
                                                 -------          ------        -------
     Total costs and expenses                     14,236             -0-         14,236
                                                 -------          ------        -------

Earnings before income taxes                       1,751              49          1,800
Provision for income taxes                           426             -0-            426
                                                 -------          ------        -------

Net earnings                                     $ 1,325          $   49        $ 1,374
                                                 =======          ======        =======

PER SHARE DATA

Net earnings per share

   Basic                                         $  0.28                        $  0.29
                                                 =======                        =======
   Diluted                                       $  0.28                        $  0.29
                                                 =======                        =======
Shares used in computing net income

   Basic                                           4,722                          4,722
                                                 =======                        =======
   Diluted                                         4,754                          4,754
                                                 =======                        =======



The accompanying notes are an integral part of these unaudited pro forma financial statements.

                      NATHAN'S FAMOUS, INC AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                  FOR THE FIFTY-TWO WEEKS ENDED MARCH 29, 1998
                      (In thousands, except share amounts)



                                                  Nathan's
                                                   Famous       Pro Forma
                                                    Inc.       Adjustments    Pro Forma
                                                  --------     ------------   ---------

Sales                                            $23,530                        $23,530
Franchise fees and royalties                       3,062                          3,062
License royalties                                  1,495                          1,495
Equity in income of affiliate                        -0-            157 (b)         157
Investment and other income                          790           (215)(c)         575
                                                --------          -----         -------

     Total revenues                               28,877            (58)         28,819

Costs and expenses
   Cost of sales                                  14,468                         14,468
   Restaurant operating expenses                   6,411                          6,411
   Depreciation and amortization                   1,035                          1,035
   Amortization of intangible assets                 384                            384
   General and administrative                      4,755                          4,755
   Interest expense                                    6                              6
                                                --------          -----         -------
     Total costs and expenses                     27,059            -0-          27,059
                                                --------          -----         -------

Earnings before income taxes                       1,818            (58)          1,760
Provision for income taxes                           290            -0-             290
                                                --------          -----         -------
                                                   1,818                            290
                                                                                -------
Net earnings                                     $ 1,528          $ (58)        $ 1,470
                                                ========          =====         =======
PER SHARE DATA

Net earnings per share
   Basic                                         $  0.32                        $  0.31
                                                 =======                        =======
   Diluted                                       $  0.32                        $  0.31
                                                 =======                        =======

Shares used in computing net income
   Basic                                           4,722                          4,722
                                                 =======                        =======
   Diluted                                         4,749                          4,749
                                                 =======                        =======

The accompanying notes are an integral part of these unaudited pro forma financial statements.

                              NATHAN'S FAMOUS, INC

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

                                   (UNAUDITED)


1. BASIS OF PRESENTATION
   ---------------------
On November 25, 1998, Nathan's Famous, Inc. ("Nathan's") acquired 8,121,000 shares of Miami Subs Corporation ("MSC") in a private purchase transaction from Gus Boulis in consideration of the sum of $4.2 million in cash. The 8,121,000 shares are approximately 30% of the issued and outstanding shares of MSC. This transaction will be accounted for under the equity method of accounting for investments. Additionally, Nathan's has executed a merger agreement with MSC whereby Nathan's would acquire the remaining outstanding shares of MSC in exchange for approximately 2.4 million shares of Nathan's Common Stock and approximately 600,000 warrants.

The unaudited pro forma balance sheet combines the unaudited consolidated balance sheet of Nathan's as of September 27, 1998 as if the purchase had occurred on that date. The unaudited pro forma income statement for the year ended March 29, 1998 combines Nathan's results of operations for the year ended March 29, 1998 with Nathan's share of MSC's results of operations for the year ended May 31, 1998, assuming that the transaction occurred at the beginning of Nathan's fiscal year. The pro forma income statement for the six months ended September 27, 1998 combines Nathan's unaudited results of operations for the six months ended September 27, 1998 with Nathan's share of the unaudited results of operations of MSC for the six months ended November 30, 1998, assuming that the transaction occurred at the beginning of Nathan's fiscal year.

The unaudited pro forma financial statements should be read in conjunction with Nathan's consolidated financial statements and notes thereto, and the financial statements and notes thereto of MSC. The pro forma adjustments are based upon the historical financial position and results of operations for the periods presented. The pro forma financial data does not purport to represent what Nathan's consolidated financial position or results of operations would actually have been if the investment in MSC had occurred at the dates indicated; or to project Nathan's financial position or results of operations for any future period. The pro forma combined results may not be comparable to or indicative of future performance.



2.   UNAUDITED PRO FORMA ADJUSTMENTS:
     -------------------------------
Descriptions of the adjustments included in the unaudited pro forma financial statements are as follows:

(a) Reflects $4.2 million in cash consideration paid upon closing to acquire approximately 30% of the outstanding common stock and $60,000 in estimated direct costs.

(b) Reflects Nathan's equity in MSC's net income.

(c) Reflects adjustment to reduce the tax exempt interest income earned on the marketable investments used to purchase the MSC common stock.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Nathan's Famous, Inc.


                                    By: /s/ Wayne Norbitz
                                        ----------------------------------------
                                        Wayne Norbitz
                                        President and Chief Operating Officer

Date: February  5, 1999